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                              OBJECT DESIGN, INC.
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                                STATEMENT REGARDING COMPUTATION OF NET INCOME (LOSS)                               Exhibit 11.1
                                       PER COMMON AND COMMON EQUIVALENT SHARE
                                      (in thousands, except per share amounts)
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                                                                     Three Months Ended                   Six Months Ended
                                                                          June 30,                            June 30,
                                                                   -----------------------             -----------------------
                                                                   1996             1995              1996              1995
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Historical - Primary:
       Weighted average issued common
         stock outstanding                                          5,267            2,168              3,077            2,168
       Weighted average cheap stock (2)                             7,364            7,364              7,364            7,364
       Weighted average common stock
         equivalents                                                    -                -                  -                -
       Less:  assumed purchases of
         treasury shares                                                -                -                  -                -
                                                                   -----------------------             -----------------------
            Weighted average number of
               common and common
               equivalent shares outstanding                       12,631            9,532             10,441            9,532
                                                                   =======================             =======================
Net income (loss)                                                  $  283          $(4,620)              $428          $(6,616)
Less:  accretion of redeemable convertible
       preferred stock to redemption value                           (666)               -               (999)               -
                                                                   -----------------------             -----------------------
Net income (loss) available to common
       stockholders                                                $ (383)         $(4,620)            $ (571)         $(6,616)
                                                                   =======================             =======================
Net income (loss) per common and
       common equivalent share                                     $(0.03)         $ (0.48)            $(0.05)         $ (0.69)



Pro forma(1):
       Weighted average issued common
         and preferred stock outstanding (1)                       21,504                              19,325
       Weighted average cheap stock (2)                             7,364                               7,364
       Weighted average common stock
         equivalents                                                  710                                 710
       Less:  assumed purchases of treasury
         shares                                                      (139)                               (139)
                                                                   ------                              ------
            Weighted average number of
               common and common
               equivalent shares outstanding                       29,439                              27,259
                                                                   ======                              ======
Net income (loss)                                                  $  283                              $  428

Net income (loss) per share                                        $ 0.01                              $ 0.02
                                                                   ======                              ======
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Notes:
(1)    All shares of convertible preferred stock are considered, on a pro forma basis, to be common stock and are included using the if-converted method on the dates of their original issuance.
(2)    In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock, common stock equivalents and Series J Preferred Stock within one year prior of the initial filing of the registration statement, at share prices below the assumed initial public offering price of $10.00 per share are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared.
       Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, since the inception of the Company.
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